Exhibit 1.1

[●] Subordinate Voting Shares

Trulieve Cannabis Corp.

Subordinate Voting Shares

(no par value per share)

UNDERWRITING AGREEMENT

[●], 2021

CANACCORD GENUITY LLC

As Representative of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o	Canaccord Genuity LLC

99 High Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

Trulieve Cannabis Corp., a British Columbia corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Canaccord Genuity LLC is acting as representative (the “Representative”), an aggregate of [●] shares (the “Firm Shares”) of its subordinate voting shares, no par value per share, of the Company (the “Subordinate Voting Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] Subordinate Voting Shares (the “Additional Shares”) if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Subordinate Voting Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-[●]), including a related preliminary prospectus or prospectuses, relating to the Shares. The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”. If the Company has filed an abbreviated registration statement to register additional Subordinate Voting Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Preliminary U.S. Prospectus.”

The Company has also prepared and filed a preliminary short form base shelf prospectus dated January 12, 2021 relating to the distribution of up to $750,000,000 of Subordinate Voting Shares and other securities of the Company specified therein including, for greater certainty, the documents incorporated or deemed to be incorporated by reference therein (the “Preliminary Base Shelf Prospectus”) and a (final) short form base shelf prospectus dated January 29, 2021 relating to the distribution of up to $750,000,000 of Subordinate Voting Shares and other securities of the Company specified therein including, for greater certainty, the documents incorporated by reference or deemed to be incorporated by reference therein (the “Final Base Shelf Prospectus”), in both case in all of the provinces and territories of Canada (the “Qualifying Jurisdictions”) and has obtained a receipt from the Ontario Securities Commission (the “Reviewing Authority”) for each of the Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus, and pursuant to the passport system procedures provided for under Multilateral Instrument 11-201 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (together, the “Passport System”), a receipt for the Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus is deemed to have been issued by each of the applicable securities commission or securities regulatory authority in each of the other Qualifying Jurisdictions (together with the Ontario Securities Commission, the “Canadian Authorities”).

In addition, the Company has filed a preliminary prospectus supplement in connection with the filing of the Preliminary U.S. Prospectus relating to the distribution of the Shares, including, for greater certainty, the documents incorporated by reference or deemed to be incorporated by reference therein and covenants with the Underwriters that it will, by no later than 5:00 p.m. (Toronto time) on ●, 2021, prepare and file a prospectus supplement to the Final Base Shelf Prospectus prepared by the Company relating to the distribution of the Shares, including, for greater certainty, the documents incorporated by reference or deemed to be incorporated by reference therein (together with any amendment thereto, the “Prospectus Supplement”) in a form approved by the Company and the Underwriters, acting reasonably, along with all other documents required under applicable Canadian Securities Laws to be filed therewith. The Company will promptly fulfill and comply with, to the satisfaction of the Underwriters, acting reasonably, the Canadian Securities Laws required to be fulfilled or complied with by the Company to enable the Securities to be lawfully distributed to the public in the Qualifying Jurisdictions through the Underwriters or their respective affiliates or any other investment dealers or brokers registered in such jurisdictions in a category permitting them to distribute the Securities under Canadian Securities Laws applicable in such jurisdictions.

As used herein, “Canadian Prospectus” means the Final Base Shelf Prospectus as supplemented by the Prospectus Supplement and as amended by amendment thereto , including the information incorporated by reference therein, and the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101) incorporated by reference therein.

As used herein, “Canadian Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions and the respective regulations and rules made under those securities laws together with all applicable national and local instruments, policy statements, notices, blanket orders and rulings of the Canadian Authorities, and all discretionary rulings and orders, as applicable to the Company, if any, of the Canadian Authorities.

As used herein, “Financial Statements” means the audited financial statements of the Company as of December 31, 2020 and December 31, 2019 and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2020, together with the notes and the auditors’ report thereon.

As used herein, “Material Adverse Effect” means any fact, effect, change, event, occurrence, or any development involving a change, that is materially adverse to the results of operations, earnings, condition (financial or otherwise), assets, properties, prospects, capital, liabilities (contingent or otherwise), cash flows, shareholders’ equity, income or business operations of the Company or its Subsidiaries and as a going concern, or prevent or materially interfere with the consummation of the transactions contemplated hereby;

As used herein, “Prospectuses” means, collectively, the Preliminary U.S. Prospectus and the Canadian Prospectus.

As used herein, “Securities Laws” means collectively Canadian Securities Laws and United States Securities Laws.

As used herein, “United States Securities Laws” means the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Securities Act, the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board. For purposes of this agreement (the “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary U.S. Prospectus together with the information set forth in Schedule II hereto, “Time of Sale” means [9:00]1 a.m. New York City time on the date of this Agreement, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “Subsidiaries” means Trulieve, Inc., Leef Industries, LLC, Life Essence, Inc., Trulieve Holdings, Inc., Trulieve Bristol, Inc. (formerly, The Healing Corner, Inc.), PurePenn LLC and Keystone Relief Centers, LLC (doing business as Solevo Wellness).

As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus,” “Preliminary U.S. Prospectus,” “Canadian Prospectus” and “Prospectuses” shall include the documents, if any, incorporated by reference therein as of the date hereof (collectively, the “Offering Documents”).

[1]	NTD: Time of Sale will be before market open or after market close.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. Reference to Sections or Schedules are to the appropriate Section or Schedule of this Agreement

All references to “dollars” or “$” are to Canadian dollars, unless otherwise expressly stipulated. The schedules to this Agreement are incorporated by reference in, and form an integral part of, this Agreement for all purposes of it.

The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Any reference to “this Agreement” means this Agreement as amended, modified, replaced or supplemented from time to time.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)

The Registration Statement has become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement or the Canadian Prospectus is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission or any Canadian Authority.

(b)

(i) The Registration Statement when it became effective under the Securities Act, and the Canadian Prospectus, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectuses comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with Canadian Securities Laws, the Securities Act, and the applicable rules and regulations thereunder, (iii) the Time of Sale Prospectus as of the Time of Sale does not and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) the Prospectuses, as of each of their respective dates, do not contain and, as amended or supplemented, if applicable, will not, as of each of their respective dates, at the Closing Date, and at any Option Closing Date (as defined in Section 2), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectuses (collectively, the “Public Disclosure Documents”) based upon the Underwriters’ Information (as defined in Section 9).

(c)

The Company is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, prepared, used or referred to, and will not, directly or indirectly, prepare, use or refer to, any free writing prospectus in connection with the offer and sale of the Shares.

(d)

Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any prospectus in connection with the offer or sale of the Shares, in each case other than a preliminary prospectus.

(e)

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of continuance and has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as now conducted. The Company is duly qualified to conduct business, is in compliance with all applicable laws and regulations, with the exception of any U.S. federal laws, statutes, and/or regulations as applicable to the production, trafficking, distribution, processing, extraction, sale, etc. of cannabis and cannabis related substances and products, of each jurisdiction in which it carries on business (including, without limitation, all applicable Canadian federal, provincial, foreign, state, municipal and local laws and regulations and other lawful requirements of any governmental or regulatory body) and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except where the failure to so qualify, to be in compliance or to be in good standing would not result in a Material Adverse Effect.

(f)

Each Subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization (or similar concept applicable in such jurisdiction), has the corporate or other organizational power and authority to own or lease its property and to conduct its business as described in the Public Disclosure Documents and is duly qualified to transact business and is in good standing in each jurisdiction (or similar concept applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing (or similar concept) or to so qualify would not have a Material Adverse Effect. Each of the Subsidiaries holds all necessary permits, licenses and authorizations necessary to carry on its business as now conducted, and to own, lease or operate its properties and assets, except where the failure to hold such permits, licenses and authorizations would not result in a Material Adverse Effect, and no steps or proceedings have been taken by any individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association or joint venture (each, a “Person”), voluntary or otherwise, requiring or authorizing its dissolution or winding up. All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable in such jurisdictions) and are owned directly by the Company or a Subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Company to sell, transfer or otherwise dispose of any of the issued securities of the Subsidiaries that it beneficially owns, other than the liabilities of the Company as set out in the Public Disclosure Documents (the “Existing Indebtedness”). There exist no options, warrants, purchase rights, or other contracts or commitments requiring any of the Subsidiaries to issue additional securities to a Person other than the Company.

(g)

The authorized capital of the Company is as set forth in the Public Disclosure Documents. All of the outstanding shares of capital stock of the Company have been duly authorized, are fully paid and non-assessable and were issued in compliance in all material respects with all applicable securities laws. Other than as disclosed in the Public Disclosure Documents, there are no securities exercisable, convertible or exchangeable into Shares. As of the date of this Agreement, there are no contracts, commitments or agreements relating to voting or giving of written consents with respect to shares of the Company’s capital stock (i) between or among the Company and any of its shareholders; or (ii) to the Company’s knowledge, between or among any of the shareholders of the Company. No holder of shares of the Company’s capital stock is entitled to any pre-emptive or any similar rights to subscribe for any Shares or other securities of the Company as a result of the sale of the Shares pursuant to this Agreement. Other than as disclosed in the Public Disclosure Documents, the Company has no outstanding commitment or obligation to issue or sell any shares of the Company’s capital stock.

(h)

The Company has the requisite corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder, and to execute and file with the Canadian Securities Regulators the Final Base Shelf Prospectus, the Prospectus Supplement and any amendment to the Final Base Shelf Prospectus or the Prospectus Supplement (each, a “Prospectus Amendment”).

(i)

This Agreement and the performance by the Company of its obligations hereunder, the execution and filing with the Canadian Securities Regulators of the Final Base Shelf Prospectus, the Prospectus Supplement and any Prospectus Amendments have been or will at [8:00 a.m. (Toronto time)] on the Closing Date (the “Closing Time”) be duly authorized by all necessary corporate action, and this Agreement has been or will be at the Closing Time duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of general equitable principles, including the limitation that rights of indemnity, contribution and waiver may be limited by applicable laws.

(j)

The execution and delivery of this Agreement and the issuance and sale of the Shares and the consummation of any transaction contemplated herein and therein will not (i) result in a breach of the terms, conditions, or provisions of any material agreement of the Company or its Subsidiaries, (ii) violate any provision of applicable law, any judgment, order or decree of any governmental body, agency or court applicable to the Company or its constating documents, or (iii) result in the creation or imposition of any any mortgage, charge, pledge, hypothec, claim, security interest, assignment, lien (statutory or otherwise), defect, restriction on transfer, restrictive covenant or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation, or any contract or agreement to create any of the foregoing (each, a “Lien”) upon any of the properties or assets of the Company (except for such breaches, violations, defaults or Liens that would not, singly, or in the aggregate, result in a Material Adverse Effect).

(k)

At the Closing Time or at [8:00 a.m. (Toronto time)] on an Option Closing Date (as defined in Section 2) (the “Option Closing Time”), as applicable, after payment of applicable consideration, the Firm Shares and, if applicable, the Additional Shares, will be duly and validly issued and outstanding as fully paid non-assessable Subordinate Voting Shares, and the Firm Shares and, if applicable, the Additional Shares, will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company.

(l)

The Company (A) is a “reporting issuer” in each of the provinces of Canada, (B) is not in default of any material requirement of the applicable Canadian Securities Laws, and (C) is in compliance, in all material respects, with the by-laws, rules, policies and regulations of the Canadian Securities Exchange (“CSE”).

(m)

Except as disclosed in the Public Disclosure Documents, the Company and each of the Subsidiaries has good and marketable title to all of its material assets, free and clear of all Liens and subject to acquisitions and sales in the ordinary course.

(n)

Other than customary post-closing filings required by Securities Laws and with the exception of any U.S. federal laws, statutes, and/or regulations as applicable to the production, trafficking, distribution, processing, extraction, sale, etc. of cannabis and cannabis related substances and products, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, Canadian or of U.S. federal, provincial, state or local governmental body, authority or agency (other than the Financial Industry Regulatory Authority) on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or, to the extent any such consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any such authorities on the part of the Company are required in connection with the consummation of the transactions contemplated herein, they shall have been obtained prior to, and be effective as of, the Closing.

(o)

There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, threatened, against the Company or its Subsidiaries, their property or respective directors or officers, that would reasonably be expected to have a Material Adverse Effect, nor is the

Company aware of any basis for the foregoing. Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, their respective officers or directors, is a party, or is named as subject, to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Company or its Subsidiaries pending or which either the Company or its Subsidiaries intends to initiate.

(p)

The Company and its Subsidiaries are not in violation or default of any provisions of (i) their constating documents, (ii) any order, judgment, order, writ, or decree, (iii) under any note, indenture, debt instrument, lease, agreement, contract or purchase order to which it is a party or by which it is bound or (iv) any provision of any law, statute, rule, ordinance or regulation applicable to the Company or its Subsidiaries, other than in respect of certain United States federal laws relating to the cultivation, distribution or possession of cannabis in the United States and except for, in the case of clauses (ii), (iii) and (iv), any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the suspension, revocation, forfeiture or non-renewal of any permits of the Company or its Subsidiaries listed on Schedule III hereto (each, a “Material Permit”) or license applicable to the Company.

(q)

Except for the Offering Documents and the Existing Indebtedness, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve: (A) obligations (contingent or otherwise) of, or payments to, the Company or its Subsidiaries outside of the ordinary course; (B) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company or its Subsidiaries; (C) the grant of rights to license, market or sell products; (D) the grant of any Lien in the material assets of the business; or (E) provisions restricting or affecting the development, ability to transfer or move, or distribution of the Company or its Subsidiaries’ products or services.

(r)

Since the December 31, 2020, other than the Existing Indebtedness or as otherwise disclosed in the Public Disclosure Documents, the Company or its Subsidiaries has not (A) incurred any indebtedness for money borrowed that has not been repaid and released or any other liabilities individually or in the aggregate in excess of US$10,000,000, (B) made any loans or advances to any person, other than in the ordinary course of business, or (C) sold, exchanged or otherwise disposed of any of its assets or rights other than in the ordinary course of business.

(s)

For the purposes of Sections 1(q) and 1(r), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such sections. Other than as disclosed in the Public Disclosure Documents, the Company is not a guarantor of any other person, entity or business.

(t)

No employee, officer, director or shareholder of the Company or member of his or her immediate family or any “affiliate” or “associate” of such persons (as defined under Securities Laws) is indebted to the Company or its Subsidiaries, nor is the Company or its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them for indebtedness that would be required to be disclosed in the Public Disclosure Documents, other than as disclosed in the Public Disclosure Documents. To the best of the Company’s knowledge, other than as disclosed in the Public Disclosure Documents, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or its Subsidiaries are affiliated or with which the Company has a material business relationship, or any firm or corporation that competes with the Company, in each case that would be required to be disclosed in the Public Disclosure Documents and except to the extent that employees, officers, directors or shareholders of the Company and members of their immediate families own shares in publicly traded companies that may compete with the Company. Other than as disclosed in the Public Disclosure Documents, no employee, officer, director or shareholder of the Company or member of his or her immediate family or any “affiliate” or “associate” thereof is directly or indirectly interested in any material contract or agreement to which the Company or its Subsidiaries are a party or by which it is bound that would be required to be disclosed in the Public Disclosure Documents, and other than as disclosed in the Public Disclosure Documents, none of such persons has any material interest, direct or indirect, in any transaction or any proposed transaction with the Company which, as the case may be, materially affects, is material to, or will materially affect, the Company and that would be required to be disclosed in the Public Disclosure Documents.

(u)

The Company and its Subsidiaries hold in good standing all Material Permits, licenses and any similar authority necessary for the conduct of its business as presently conducted including, without limitation, all licenses or permits, if any, required by any governmental or regulatory authorities in each of the jurisdictions in which the Company or its Subsidiaries operates including, without limitation, all cannabis permits, except where the failure to so hold would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with each license and Material Permit held by it, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or license or has resulted, or after notice or lapse of time would result, in any other impairment of the rights of the holder of any such permit or license except for any such impairment that would not, singly or in the aggregate, be considered a Material Adverse Effect. Neither the Company nor any Subsidiary is aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially affect the business, affairs, operations, assets, liabilities (contingent or otherwise) of the Company, its Subsidiaries or the business or legal environment under which the Company and the Subsidiaries now operate or propose to operate. The Company has provided to the Underwriters copies of (including all material correspondence relating to) all Material Permits held by it and any renewals thereof as of the date hereof.

(v)

The Company and its Subsidiaries are in compliance with all applicable statutes, laws or regulations relating to the environment or occupational health and safety or hazardous or toxic substances or wastes, pollutants or contaminants, as such business is presently conducted and as it is proposed to be conducted, except to the extent any violation of, or liabilities associated with, such laws would not have a Material Adverse Effect and, to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

(w)

The Company has not granted or agreed to grant any registration or prospectus qualification rights to any person or entity for it or its Subsidiaries, other than as disclosed in the Public Disclosure Documents.

(x)

No other material property rights are necessary for the conduct of the business of the Company as currently conducted, and the Company knows of no claim or the basis for any claim that might or could materially and adversely affect the right thereof to use, transfer or otherwise exploit such material property rights and the Company has no responsibility or obligation to pay any material commission, royalty, license fee or similar payment to any person with respect to the property rights thereof.

(y)

The Financial Statements, fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries at the dates specified in the Financial Statements and the consolidated results of the operations and changes in financial position of Company and its Subsidiaries for the period covered by the Financial Statements. The Financial Statements included in the Public Disclosure Documents, comply as to form in all material respects with the applicable accounting requirements of Securities Laws. The other financial information included in the Public Disclosure Documents has been derived from the accounting records of the Company and its consolidated subsidiaries and presents accurately and fairly in all material respects the information shown thereby. There are no financial statements (historical or pro forma) that are required to be included in the Public Disclosure Documents that are not included. The statistical, industry-related and market-related data included in the Public Disclosure Documents are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(z)	Since December 31, 2020, there has not been:

a.	any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company or its Subsidiaries;

b.	any waiver or compromise by the Company or its Subsidiaries of a valuable right or of a material debt owed to it;

c.	any material change in any compensation arrangement or agreement with any employee, officer, director or holder of capital stock of the Company or its Subsidiaries;

d.	any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets by the Company or its or its Subsidiaries;

e.	any removal of any auditor or director or termination of any officer of the Company or its Subsidiaries;

f.	any extraordinary loss, whether or not covered by insurance, suffered by the Company or its Subsidiaries;

g.	any material shortage or any material cessation or interruption in the shipment of any inventory, supplies or equipment used by the Company or its Subsidiaries;

h.

any resignation or termination of employment of any officer of the Company or its Subsidiaries that has not been disclosed in the Public Disclosure Documents; and the Company is not aware of any impending resignation or termination of employment of any officer of the Company or its Subsidiaries;

i.

any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company or its Subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable, liens that arise in the ordinary course of business and do not materially impair the Company or its or its Subsidiaries ownership or use of such property or assets, or as disclosed in the Public Disclosure Documents;

j.	any loans or guarantees made by the Company or its Subsidiaries to or for the benefit of an officer or director, or any member of their immediate families;

k.

any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

l.

to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

m.	any arrangement or commitment by the Company to do any of the things described in this Section 1(z).

(aa)

The Company and each of its Subsidiaries have filed all federal, provincial, state, foreign and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable (except as currently being contested in good faith and for which reserves required by GAAP have been created and except insofar as the failure to file such returns would not result in a Material Adverse Effect) and all such returns, declarations, remittances and filings are complete and accurate in all material respects, and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of the Company, no examination of any tax return of the Company or its Subsidiaries are currently in progress and there are no material deficiencies, issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Company.

(bb)

The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company and its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; neither the Company nor its Subsidiaries have been refused any insurance coverage sought or applied for; and there are no material claims by the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc)

The minute books and records of the Company and its Subsidiaries have been made available to counsel for the Underwriters and are all of the minute books and records of the Company. The minute books and corporate records of the Company and its Subsidiaries are up to date and complete in all material respects and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Company and there have been no other material meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Company to the date hereof not reflected in such minute books and other corporate records.

(dd)

The Company or its Subsidiaries are not bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company or its Subsidiaries. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge threatened against the Company nor is the Company aware of any labor organization activity involving its employees. The Company and its Subsidiaries have paid its employees and independent contractors in accordance, in all material respects, with applicable laws and any applicable contracts and is not delinquent in the payment of any material wages, salaries, commissions, bonuses, fees or other compensation for services provided to the Company. The Company and its Subsidiaries have complied in all material respects with applicable equal employment opportunity laws and with other laws related to employment.

(ee)

No supplier (or group of suppliers) that was or is significant to the Company or its Subsidiaries, has given the Company or its Subsidiaries notice or, to the Company’s knowledge, has taken any other action that has given the Company or its Subsidiaries any significant reason to believe that such supplier (or group of suppliers) will cease to supply, restrict the amount supplied, or adversely change its prices or terms to the Company of any products or services that are material to the Company or its Subsidiaries in a way that would reasonably be expected to result in a Material Adverse Effect.

(ff)

The Company and its Subsidiaries own, free and clear of any Liens, or possesses sufficient legal rights to use, all patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, and other intellectual property employed by them in connection with the business now operated by them and as described in the Public Disclosure Documents (collectively, “Intellectual Property Rights”) used by it in connection with the Company’s business, which represents all intellectual property rights necessary to the conduct of the Company’s business as now conducted and as presently contemplated to be conducted, without any conflict with, or infringement of, in any material respect and to the knowledge of the Company, the intellectual property rights of others, it being understood that the federal laws of the United States do not extend certain protections, including federal trademark and patent protections, to the Company’s Intellectual Property Rights.

(gg)

The Intellectual Property Rights owned by the Company and its Subsidiaries are valid, subsisting and to the Company’s knowledge, enforceable, it being understood that the federal laws of the United States do not extend certain protections, including federal trademark and patent protections, to the Company’s Intellectual Property Rights.

(hh)

Neither the Company nor its Subsidiaries have received any written communications alleging that they have violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, rights of privacy, rights in personal data, moral rights, trade secrets or other proprietary rights or processes of any other person or entity. To the Company’s knowledge, no product or service marketed or sold (or presently contemplated to be marketed or sold) by the Company or its Subsidiaries violate any license to which they are a party or infringes any intellectual property rights of any other person or entity. No claim is pending or, to the Company’s knowledge, threatened to the effect that any operations of the Company or its Subsidiaries infringe upon or conflict with the asserted rights of any other person to any Intellectual Property Rights and, to the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). To the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating any Intellectual Property Rights owned by the Company.

(ii)

To the knowledge of the Company, (i) neither the Company nor its Subsidiaries has, directly or indirectly, (A) made or authorized any contribution, payment or gift of funds or property of the Company or its Subsidiaries or other unlawful expense relating to political activity to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction or any official of any public international organization or (B) made any direct or indirect contribution from corporate funds to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada), U.S. Foreign Corrupt Practices Act of 1977, the Proceeds of Crime (Money Laundering) and the Terrorist Financing Act (Canada), or Title 18 United States Code Section 1956 and 1957, or the respective rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company, its Subsidiaries and their operations, and neither the Company nor its Subsidiaries have instituted and the Company and its Subsidiaries maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such laws; (ii) the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance, in all material respects, with such laws and no suit, action or proceeding by or before any governmental authority or any arbitrator involving the Company or its Subsidiaries with respect to such legislation is in progress, pending or, to the knowledge of Company, threatened; and (iii) neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(jj)

The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance, in all material respects, with applicable financial record-keeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority other than any U.S. federal laws, statutes, and/or regulations, as applicable, to the production, trafficking, distribution, processing, extraction, sale, etc. of cannabis and cannabis-related substances and products (collectively, the “Applicable Money Laundering Laws”) and no action, suit or proceeding by or before any governmental authority involving the Company or its Subsidiaries with respect to Applicable Money Laundering Laws is, to the knowledge of Company, pending or threatened.

(kk)

Odyssey Trust Company of Canada, at its principal offices in the City of Vancouver, has been, or prior to the Closing Time will be, duly appointed as the registrar and transfer agent with respect to the Shares.

(ll)

Except as disclosed in the Public Disclosure Documents the Company and its Subsidiaries hold any leased real property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(mm)

The Company, its Subsidiaries, and their respective employees, have: (i) materially complied at all times and in all material respects with all applicable privacy laws and regulations and contractual obligations regarding the collection, processing, disclosure and use of all data consisting of any information that alone or in combination with other information held by the Company can be used to specifically identify a person including but not limited to a natural person’s name, street address, telephone number, e-mail address, photograph, social insurance number, driver’s license number, passport number, credit or debit card number or customer or financial account number or any similar information that is treated as “Personally Identifiable Information” under any applicable laws (“Personally Identifiable Information”) that is, or is capable of being, associated with specific individuals; (ii) complied in all material respects with the Company’s privacy policies with respect to Personally Identifiable Information; and (iii) taken all reasonable, appropriate and industry standard measures to protect from unauthorized disclosure any Personally Identifiable Information that the Company or its Subsidiaries have collected or otherwise acquired. No person has made a claim in writing to the Company, its Subsidiaries or any governmental authority that the Company or its Subsidiaries have violated any applicable privacy laws, consumer protection legislation, regulations or other legal requirements or any contractual obligations regarding the collection, processing, disclosure and use of all data consisting of Personally Identifiable Information.

(nn)	The Company is not in the business of trading in securities under Securities Laws.

(oo)

Other than as contemplated herein, the Company has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder’s fees, agent’s commission or other similar form of compensation with respect to the transactions contemplated herein.

(pp)

Other than as disclosed in the Public Disclosure Documents, none of the directors or officers of the Company is or has been subject to prior regulatory, criminal or bankruptcy proceedings in Canada or elsewhere.

(qq)

There has not been and there is not currently any material disagreement or other material dispute between the Company or its Subsidiaries, and any of their employees, which is adversely affecting or would reasonably be expected to result in a Material Adverse Effect.

(rr)

To the Company’s knowledge, the Company and its Subsidiaries are in compliance in all material respects with the provisions of applicable worker’s compensation, applicable employee health and safety, training or similar legislation in each jurisdiction where it carries on business.

(ss)

No order or ruling suspending the sale or ceasing the trading in any securities of the Company (including the Shares) has been issued by any securities regulator, securities commission or other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened by any regulatory authority.

(tt)

No person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase or other acquisition from the Company or its Subsidiaries of any of the material assets or properties of the Company or its Subsidiaries, outside of the ordinary course.

(uu)

The material buildings, structures, vehicles, equipment, technology and communications hardware and other tangible personal property owned or leased by the Company or its Subsidiaries are structurally sound, in good operating condition and repair having regard to their use and age and are adequate and suitable for the uses to which they are being put. None of such material buildings, structures, vehicles, equipment, technology or other property are in need of maintenance or repairs except for routine maintenance and repairs in the ordinary course that are not material in nature or cost.

(vv)

Subject to the qualifications and limitations described under “Eligibility for Investment” in the Prospectus, the Shares will be qualified investments under the Income Tax Act (Canada) and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit sharing plans, a registered disability savings plan and tax free savings accounts.

(ww)	There has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”)) with the auditors of the Company.

(xx)

Since the respective dates as of which information is given in the Offering Documents, except as otherwise stated therein, (i) there has been no Material Adverse Effect; (ii) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any transactions, other than those in the ordinary course of business, which are material with respect to the Company; (iii) the Company has not purchased any of its outstanding capital stock and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares; and (iv) there has not been any material change in the capital stock (other than the exercise or settlement of equity awards or warrants or grants of equity awards or forfeiture of equity awards outstanding as of such respective dates as of which information is given in the Public Disclosure Documents, in each case granted pursuant to the equity compensation plans described in the Public Disclosure Documents), short-term debt or long-term debt of the Company and its Subsidiaries, except in each case as described in the Public Disclosure Documents.

(yy)

The rights, privileges, restrictions, conditions and other terms attaching to the Shares will, at the Closing Time and, if applicable, the Option Closing Time, conform in all material respects to the respective descriptions thereof contained in the Offering Documents.

(zz)

Neither the Company nor its Subsidiaries has taken, nor will the Company or its Subsidiaries take any action which is designed to or which constitutes or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(aaa)	The Subordinate Voting Shares of the Company (including all of the Shares) are or will be listed for trading on the CSE prior to the Closing Date.

(bbb)

The Company has a reasonable basis for disclosing any forward-looking information contained in the Offering Documents and is not, as of the date hereof, required to update any such forward looking information pursuant to NI 51-102, and such forward looking information contained in the Offering Documents reflects the best currently available estimates and good faith judgments of the management of the Company, as the case may be, as to the matters covered thereby.

(ccc)

Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(ddd)

The Company is qualified under National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) to file a prospectus in the form of a short form prospectus, and is qualified under National Instrument 44-102 – Shelf Distributions (“NI 44-102”) to file a short form prospectus that is a base shelf prospectus. A Passport System decision document has been obtained from the Reviewing Authority on behalf of itself and the other Canadian Authorities evidencing that a receipt has been issued in the Qualifying Jurisdictions in respect of each Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus. The Company has complied with all applicable Canadian Securities Laws required to be complied with by the Company to qualify the distribution of the Shares, through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws, except the filing of the Prospectus Supplement. No proceedings preventing or suspending such distribution of the Shares, to the Company’s knowledge after reasonable investigation, are threatened by any Canadian Authority.

(eee)

The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectuses will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(fff)

None of the Company, any of its Subsidiaries, or any director or officer, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

a.

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Canadian government, or any other relevant sanctions authority (collectively, “Sanctions”), or

b.	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ggg)	The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

a.	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

b.	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(hhh)

For the past five (5) years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iii)

The Company and each of its Subsidiaries maintain a system of “internal control over financial reporting” (as such term is defined under the Exchange Act and in compliance with National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and Prospectuses, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

(jjj)

Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectuses, the Company has not sold, issued or distributed any Subordinate Voting Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, or pursuant to applicable Canadian Securities Laws, other than Subordinate Voting Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kkk)

The Company and its Subsidiaries have used commercially reasonable efforts to establish, implement and maintain, and have complied in all material respects with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures designed to protect against any breach of, unauthorized access to, or other compromise or misuse of the Company’s or its Subsidiaries’ information technology systems, and any destruction, misappropriation, or loss of, or any unauthorized distribution, use, access, disablement or modification of any material information contained therein (“Breach”). To the Company’s knowledge, there has been no such Breach, and neither the Company nor any of its Subsidiaries have been notified in writing of and has no knowledge of any event or condition that would reasonably be expected to result in any such Breach.

(lll)	Neither the Company nor its Subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(mmm)

MNP LLP (the “Accountant”), who have certified certain financial statements of the Company and its Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and with the Canadian Authorities as part of the Canadian Prospectus, and included in the Public Disclosure Documents, are and, during the periods covered by their report, were (i) an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States) and (ii) an independent auditor as required by the Rules of Professional Conduct of the Chartered Professional

Accountants of Ontario and there has never been a reportable disagreement (within the meaning of NI 51-102) between the Company and the Accountant (or any former accountant or auditor). To the Company’s knowledge, after due and careful inquiry, the Accountant is not in violation of the auditor independence requirements of Sarbanes-Oxley.

(nnn)

The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or Rule 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ooo)

The Company is and on the Closing Date will be, in compliance with the provisions of Sarbanes-Oxley applicable to it, and has implemented or will implement such programs and has taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the provisions of Sarbanes-Oxley.

(ppp)

As of the Time of Sale, neither (A) the Time of Sale Prospectus nor (B) the Prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(qqq)

All statistical or market-related data included or incorporated by reference in the Public Disclosure Documents are based on or derived from source that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Exchange Act or Section 21E of the Exchange Act) and all “forward-looking information” (within the meaning of Canadian Securities Laws) contained in the Public Disclosure Documents has been made or reaffirmed with a reasonable basis and in good faith and is based on assumptions that are reasonable in the circumstances.

(rrr)

Except as disclosed in the Public Disclosure Documents or as mandated by or in conformity with the recommendations of a governmental authority, there has been no material closure, suspension or disruption to, the operations or workforce productivity of the Company or any of its Subsidiaries as a result of the COVID-19 outbreak and, except as disclosed in the Public Disclosure Documents, any such government mandatory closures have not materially affected the Company or its Subsidiaries, on a consolidated basis. The Company has been monitoring the COVID-19 outbreak and the potential impact on all of its operations and has put in place measures it considers reasonable and in accordance in all material respects with the recommendations of governmental authorities to ensure the wellness of all of its employees and surrounding communities where the Company and its Subsidiaries continue to operate.

(sss)

Since January 1, 2019, the Company has filed all documents or information required to be filed by it under Securities Laws, and the applicable rules, regulations and policies of any stock exchanges and/or marketplaces on which the Company’s securities may be listed or quoted (collectively, the “Exchanges”), except where the failure to file such documents or information will not have a Material Adverse Effect, either individually or in the aggregate; all material change reports, annual information forms, financial statements, management proxy circulars and other documents filed by or on behalf of the Company with the Exchanges, the Commission and the Canadian Authorities, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and did not contain a misrepresentation at the time at which it was filed; the Company has not filed any confidential material change report or any document requesting confidential treatment with any securities regulatory authority or regulator or any exchange that at the date hereof remains confidential.

(ttt)

The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act.

(uuu)

To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986 (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(vvv)

From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(www)

The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are (a) qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or (b) institutions that are institutional accredited investors within the meaning of Rule 501 under the Securities Act, and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $[●] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company also covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed, it will not, during the period ending 90 days after the date of this Agreement (the “Restricted Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, any Subordinate Voting Shares, (2) file or confidentially submit with the Commission a registration statement under the Securities Act or with the Reviewing Authority a prospectus under the Canadian Securities Laws relating to our Subordinate Voting Shares or securities convertible into or exercisable or exchangeable for Subordinate Voting Shares, (3) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of our Subordinate Voting Shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of Subordinate Voting Shares or such other securities, in cash or otherwise), or (4) make any public announcement of its intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Subordinate Voting Shares upon the conversion or exchange of convertible or exchangeable securities or the exercise of an option or warrant (whether by cash exercise or “net” or “cashless exercise”) or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing (including pursuant to disclosures made in the Registration Statement), (c) the issuance of equity-based awards pursuant to the Company’s equity incentive award plans described in the Time of Sale Prospectus and the Prospectuses, (d) the filing of a registration statement on Form S-8 relating to the Subordinate Voting Shares granted, or options to purchase, pursuant to or reserved for issuance under the Company’s equity incentive award plans that are described in the Registration Statement, the Time of Sale Prospectus, and the Prospectuses, or (e) issuances of Subordinate Voting Shares in connection with acquisitions by the Company described in the Registration Statement (including the filing of one or more re-sale registration statements on Form S-1 covering such Subordinate Voting Shares) or otherwise.

The Company further agrees that it will not release any security holder listed on Schedule IV from, or waive any provision of, the lock-up agreement required to be delivered by such security holder pursuant to the terms of this Agreement without the prior written consent of the Representative on behalf of the Underwriters.

The Company acknowledges that the Lead Underwriter shall, in its sole discretion and without notice to or consent of the Company, be entitled to assign its underwriting commitment under this Agreement to any affiliate or “subsidiary” (as defined in Rule 405 under the Securities Act) of Canaccord Genuity Group Inc.

3. Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement has been declared effective and as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Shares are to be offered to the public initially at $[●] a share (the “Public Offering Price”).

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in U.S. or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at [10:00 a.m.], New York City time, on [●], 2021, or at such other time on the same or such other date, not later than [●], 2021, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in U.S. or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at [10:00 a.m.], New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date as shall be designated in writing by the Representative.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [5:00 p.m.] (New York City time) on the date hereof and the Prospectus Supplement shall have been filed with the Canadian Authorities in accordance with NI 44-101 and NI 44-102 not later than [5:00 p.m.], New York City time, on the first full business day after the date of this Agreement. The several obligations of the Underwriters are subject to the following further conditions:

(a)

Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, from that set forth in the Time of Sale Prospectus and the Canadian Prospectus that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Canadian Prospectus.

(b)

The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date (except for representations and warranties qualified by materiality which shall be true and correct in all respects as of the Closing Date) and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)	The Underwriters shall have received, on the date hereof and on the Closing Date, a certificate of the chief financial officer, in form and substance reasonably satisfactory to the Representative.

(d)

The Underwriters shall have received on the Closing Date a negative assurance letter of Dorsey & Whitney LLP (“Underwriter U.S. Counsel”), U.S. counsel for the Underwriters, dated the Closing Date and in form and substance reasonably satisfactory to the Representative.

(e)

The Underwriters shall have received on the Closing Date an opinion of DLA Piper (Canada) LLC (“Company Canadian Counsel”), Canadian counsel for the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Representative.

(f)

The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Foley Hoag LLP (“Company U.S. Counsel”), U.S. counsel for the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Representative.

(g)

The Underwriters shall have received on the Closing Date an opinion of one or more regulatory counsel to the Company (each, a “Regulatory Counsel”), dated the Closing Date and in form and substance reasonably satisfactory to the Representative with respect to the Company’s and its Subsidiaries’ operations in Florida and Pennsylvania.

(h)

The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from MNP LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectuses; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)

Each executive officer and director of the Company specified in Schedule IV shall have executed and delivered to the Representative on or before the date hereof a “lock-up” agreement substantially in the form of Exhibit A hereto (with any such modifications as the Representative shall have previously agreed to).

(j)

The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the secretary of the Company, as to such matters as the Representative may reasonably request.

(k)

No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s satisfaction.

(l)	The Company shall have completed the filings necessary to list the Firm Shares and Additional Shares, if any, on the CSE.

(m)	The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of the following:

i.

a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

ii.	a certificate of the chief financial officer, in form and substance reasonably satisfactory to the Representative;

iii.

a negative assurance letter of Underwriter’s U.S. Counsel, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and the negative assurance letter required by Section 5(d) hereof;

iv.

an opinion of Company Canadian Counsel, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

v.

an opinion and negative assurance letter of Company’s U.S. Counsel, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(f) hereof;

vi.	an opinion of each Regulatory Counsel, dated the Option Closing Date, to the same effect as the opinion required by Section 5(g) hereof;

vii.

a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from MNP LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

viii.	a certificate of the Secretary of the Company, as to such matters as the Representative may reasonably request; and

ix.

such other documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)

To furnish to the Representative, upon request and without charge, up to 5 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representative in New York City, without charge, prior to [10:00 a.m.], New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(g) or 6(h) below, as many copies of the Time of Sale Prospectus and the Prospectuses and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b)

To cause commercial copies of the Prospectus Supplement to be printed and delivered to the Underwriters without charge, in such quantities and in such cities as the Underwriters may reasonably request by written instructions to the printer of such documents. Such delivery of the Prospectus Supplement shall be effected as soon as possible after filing of the Prospectus Supplement with the Canadian Securities Regulators but, in any event at or before 9:00 a.m. (Toronto time), or such other time as is approved by the Underwriters, acting reasonably, on the Business Day immediately following the date on which the Prospectus Supplement is filed, or such other date as is approved by the Underwriters. Such deliveries shall constitute the consent of the Company to the Underwriters’ use of the Prospectus Supplement for the distribution of the Shares in compliance with the provisions of this Agreement and the Canadian Securities Laws and United States Securities Laws. The commercial copies of the Prospectus Supplement shall be identical in content to the electronically transmitted versions thereof filed with Canadian Securities Regulators on the System for Electronic Document Analysis and Retrieval (SEDAR).

(c)

Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectuses, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act, and with the Reviewing Authority within the applicable period specified in applicable Canadian Securities Laws, any prospectus required to be filed pursuant to such Rule or law, respectively.

(d)

The Company will not, directly or indirectly, prepare, use or refer to, any free writing prospectus in connection with the offer and sale of the Shares and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)

The Company will advise the Representative promptly of any request by the Commission for amendments or supplements to the Registration Statement, any preliminary prospectus, Prospectus Supplement or Prospectuses or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus or the Prospectuses, and if the Commission should enter such a stop order, the Company will use its best efforts to obtain the lifting or removal of such order as soon as possible.

(f)

To apply the net proceeds from the sale of the Shares in the manner set forth under the heading “Use of Proceeds” in the Prospectuses and to file such reports with the Canadian Authorities with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by applicable Canadian Securities Laws;

(g)

If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectuses are not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and the Reviewing Authority and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(h)

If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectuses (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) are required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectuses in order to make the statements therein, in the light of the circumstances when the Prospectuses (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) are delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectuses to comply with applicable law, forthwith to prepare, file with the Commission and the Reviewing Authority and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectuses so that the statements in the Prospectuses as so amended or supplemented will not, in the light of the circumstances when the Prospectuses (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) are delivered to a purchaser, be misleading or so that the Prospectuses, as amended or supplemented, will comply with applicable law.

(i)

To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, where it would not otherwise be required to so qualify, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(j)

To make generally available (within the meaning of Rule 158(b) under the Securities Act) to the Company’s security holders and to the Representative as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided, however, that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System and the Canadian System for Electronic Document Analysis and Retrieval.

(k)

The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 2.

7. Expenses. Whether or not the transaction contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectuses and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable, documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(i) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the CSE, (vi) the cost of printing certificates representing the Shares, if applicable, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (the remaining half of the cost to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement, (x) the reasonable and documented fees and disbursements of counsel for the

Underwriters in connection with the offering of the Shares in amount (inclusive of any amounts reimbursable under Section (iii) above) not to exceed US$200,000 (including clauses (iii) and (iv) above) and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution.

(a)

The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectuses or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectuses or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Registration Statement, the Time of Sale Prospectus or the Prospectuses: (i) the name and the corresponding Share amounts set forth in the table of Underwriters appearing under the heading “Underwriting” and (ii) the statements in the twelfth and thirteenth paragraphs under the heading “Underwriting” concerning stabilization by the Underwriters.

(c)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel and to participate in the defense of such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or such indemnified party shall have one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense. In the event that any of clauses (i), (ii) or (iii) in the preceding sentence apply and such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party as a result, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party, and the indemnifying party shall pay the fees and expenses of separate counsel retained by the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any single proceeding, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, however, that such the indemnifying party’s obligation to reimburse the indemnified party is not being disputed in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)

To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of each of the Prospectuses, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)

The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)

The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (ii) acceptance of and payment for any of the Shares. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder pursuant to and in accordance with Section 7 of this Agreement.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the CSE or other exchange on which the Shares may be listed, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Canadian, U.S. or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectuses.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative, and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectuses or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of

Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Entire Agreement.

(a)

This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectuses, the conduct of the offering, and the purchase and sale of the Shares.

(b)

The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Parties at Interest. Any affiliate of any Underwriter which is duly qualified and authorized to sell the Shares in a Qualifying Jurisdiction pursuant to the Canadian Prospectus and offers and sells the Shares in any of the Qualifying Jurisdictions or any affiliate of any Underwriter that signs the Canadian Prospectus shall be deemed a third party beneficiary of the representations and warranties and covenants of the Company contained in Section 1, the indemnification and contribution obligations of the Company contained in Section 9 and the officers’ certificates, legal opinions and other documents required to be delivered to the Underwriters pursuant hereto, and each such affiliate shall have the right to enforce such provisions of this Agreement to the same extent as if it were an Underwriter.

14. Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Applicable Law. This Agreement, any claim, controversy or dispute arising under or related to this Agreement and any transaction contemplated by this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of Canaccord Genuity LLC, 99 High Street, Boston, Massachusetts 02110, Attention: Equity Capital Markets, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to Trulieve Cannabis Corp., 3494 Martin Hurst Road, Tallahassee, Florida 32312, Attention: Eric Powers, General Counsel.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Trulieve Cannabis Corp.

By:
Name:
Title:

Accepted as of the date hereof:

Canaccord Genuity LLC

By:
Name:
Title:

Acting on behalf of itself and the several Underwriters

named in Schedule I hereto

SCHEDULE I

Underwriters

Underwriter	Number of Firm Shares To Be Purchased
Canaccord Genuity LLC	[●]
[●]	[●]
Total:	[●]

SCHEDULE II

Time of Sale Prospectus

Pricing Information:

1.	The Company is selling [●] Subordinate Voting Shares.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Subordinate Voting Shares.

3.	The public offering price per Share is $[●].

SCHEDULE III

Material Permits

Holding Entity	Permit/ License	City	Expiration/Renewal Date (if applicable) (MM/DD/YY)	Description
Trulieve, Inc.	Medical Marijuana Treatment Center MMTC-2015-0005	Florida Statewide	07/24/22	Cultivation, Processing/ Manufacturing, Dispensary, Transport

PurePenn LLC	GP-5016-17	McKeesport, PA	06/20/21	Grower/Processor

Keystone Relief Centers, LLC	D-5050-17	Zelienople, PA	06/29/21	Dispensary

Keystone Relief Centers, LLC	D-5050-17	Pittsburgh, PA	06/29/21	Dispensary

Keystone Relief Centers, LLC	D-5050-17	Washington, PA	06/29/21	Dispensary

SCHEDULE IV

Lock-up Parties

Kim Rivers
Alex D’Amico
Eric Powers
Timothy Morey
Kyle Landrum
Thad Beshears
George Hackney
Peter Healy
Richard May
Thomas Millner
Michael J. O’Donnell, Sr.
Susan Thronson

EXHIBIT A

FORM OF LOCK-UP LETTER

___________, 2021

CANACCORD GENUITY LLC

As Representative of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o	Canaccord Genuity LLC

99 High Street

Boston, Massachusetts 02110

Re: Proposed Public Offering by Trulieve Cannabis Corp.

Ladies and Gentlemen:

The undersigned, a stockholder, officer and/or director of Trulieve Cannabis Corp., a British Columbia corporation (the “Company”), understands that Canaccord Genuity LLC (the “Representative”) proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares of the Company’s subordinate voting shares, no par value per share (the “Subordinate Voting Shares”) (such offering, the “Public Offering”).

In recognition of the benefit that the Public Offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, such consent not to be unreasonably withheld or delayed:

i.

directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Subordinate Voting Shares or any securities convertible into or exercisable or exchangeable for Subordinate Voting Shares (including, without limitation, Subordinate Voting Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and the Reviewing Authority (as defined in the Underwriting Agreement) and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith with the U.S. Securities and Exchange Commission (the “Commission”), or any prospectus in connection therewith with any Canadian regulatory authorities, or

ii.

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Subordinate Voting Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities (or for (c) below, convert) without the prior written consent of the Representative:

(a)

provided that in the case of any transfer or distribution pursuant to clauses (i)-(iii) and (v)-(vi) below, (1) the Representative receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:

i.	as a bona fide gift or gifts;

ii.	by will, other testamentary document or intestate succession upon the death of the undersigned, including to the transferee’s nominee or custodian;

iii.

to the immediate family of the undersigned or any trust, partnership or similar entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or if the undersigned is a trust, to any beneficiary of the undersigned (including such beneficiary’s estate);

iv.

by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement; provided that any public filing in connection with such transfer shall indicate, to the extent permitted by Section 16(a) of the Exchange Act, that such transfer was made by operation of law.

v.	as a distribution to limited partners, members or stockholders of the undersigned; or

vi.	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(b)

to the Company upon exercise of any right in respect of any option granted under any incentive plan of the Company described in the final prospectus relating to the Public Offering including the surrender of Subordinate Voting Shares to the Company in “net” or “cashless” exercise of any option; provided that (1) the Subordinate Voting Shares received by the undersigned upon exercise continue to be subject to the restrictions on transfer set forth in this lock-up agreement, and (2) if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no shares were sold by the reporting person and that the shares received upon exercise of the stock option are subject to a lock-up agreement with the Underwriters.

Furthermore, during the Lock-Up Period, the undersigned may sell Subordinate Voting Shares of the Company purchased by the undersigned in the Public Offering or on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales during the Lock-Up Period.

Nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 trading plan”) so long as each such plan does not permit sales of Lock-Up Securities during the Lock-Up Period; and provided that the establishment of a 10b5-1 trading plan or the amendment of a 10b5-1 trading plan shall only be permitted if (i) the establishment of such plan is not required to be reported in any public report or filing with the SEC, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-Up Period. Nothing herein shall prohibit the undersigned from exercising warrants to purchase Subordinate Voting Shares or stock options to purchase Subordinate Voting Shares; provided that it shall apply to the Subordinate Voting Shares issued upon either such exercise.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned hereby agrees that, to the extent that the restrictions on transfer set forth in this lock-up agreement conflict with or are in any way inconsistent with any investor rights agreement, any market standoff agreement, stock option agreement, stock purchase agreement, or any other lock-up agreement related to the Subordinate Voting Shares to which the undersigned and the Company may be party, this lock-up agreement shall control.

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the date the Company advises the Representative in writing, that it has determined not to proceed with the Public Offering, (ii) the date the Company files an application with the Commission or the Reviewing Authority to withdraw the registration statement or prospectus, respectively, related to the Public Offering, or (iii) the date the Underwriting Agreement is terminated prior to payment for and delivery of the Subordinate Voting Shares to be sold thereunder.

[Signature Page Follows]

Very truly yours,

IF AN INDIVIDUAL:

By:
(signature)

Name:
(please print full name)

IF AN ENTITY:

(please print complete name of entity)

By:
(signature)

Name:
(please print full name)

Title:
(please print full title)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

[_____], 202[1]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Trulieve Cannabis Corp. (the “Company”) of [____] subordinate voting shares, no par value (the “Subordinate Voting Shares”), of the Company and the lock-up letter dated [______], 2021 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [_____], 202[1], with respect to [____] subordinate voting shares (the “Shares”).

Canaccord Genuity LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [_____], 202[1].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Canaccord Genuity LLC

By:
Name:
Title:

Acting on behalf of itself and the several Underwriters